UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2009 (August 5, 2009)

MAGELLAN MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center,

P.O. Box 22186,

Tulsa, Oklahoma 74121-2186

(Address of principal executive offices) (Zip Code)

(918) 574-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 5, 2009, Magellan Midstream Partners, L.P. (the “Partnership”), Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P. and Magellan Pipeline GP, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc., each acting on behalf of itself and as the representative of the underwriters named therein (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Senior Notes Offering”) by the Partnership of an additional $250.0 million aggregate principal amount of the Partnership’s 6.55% Senior Notes due 2019 (the “Additional Notes”). The Additional Notes were issued at 107.896% of the face value amount and the Partnership agreed to sell the Additional Notes to the Underwriters at a purchase price of 0.65% of the principal amount thereof. The material terms of the Senior Notes Offering are described in the prospectus supplement dated August 5, 2009, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Additional Notes is registered with the Commission pursuant to the Partnership’s Registration Statement on Form S-3 (File No. 333-137166) which was filed with the Commission on September 7, 2006. The Additional Notes are additional notes under the Indenture dated as of April 19, 2007, as amended and supplemented by the Third Supplemental Indenture dated as of June 26, 2009, with U.S. Bank National Association, as trustee, pursuant to which the Partnership issued $300.0 million aggregate principal amount of its 6.55% Senior Notes due 2019 on June 26, 2009 (the “Original Notes”). The Additional Notes, together with the Original Notes, will be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the indenture. Subject to customary conditions to closing, the transactions contemplated by the Underwriting Agreement will be consummated on August 5, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

From time to time, the Underwriters and their affiliates have and may in the future, directly or indirectly, provided investment banking, commercial banking and other advisory services to the Partnership and its affiliates for which they have received customary fees and commissions. They may provide these services to us from time to time in the future.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated August 5, 2009 among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P., Magellan Pipeline GP, LLC and J.P. Morgan Securities Inc., Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc., each acting on behalf of itself and as representative of the Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

By:	Magellan GP, LLC, its General Partner

By:	/s/ Suzanne H. Costin
Name:	Suzanne H. Costin
Title:	Corporate Secretary

August 6, 2009

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement dated August 5, 2009 among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan OLP, L.P., Magellan Operating GP, LLC, Magellan Pipeline Company, L.P., Magellan Pipeline Terminals, L.P., Magellan Pipeline GP, LLC and J.P. Morgan Securities Inc., Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc., each acting on behalf of itself and as representative of the Underwriters named therein.